Exhibit 21

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8/S-3 (File No. 33-48889), Form S-8 (Files No. 33-51658, 33-67456, 33-76152, 33-96114, and 33-65357), Form S-3 (Files No. 33-92796, 333-68770, 333-76934) of i-STAT Corporation of our reports dated February 5, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 10, 2003